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                                                                    Exhibit 23.1

We consent to the inclusion of our report dated August 5, 2005, with respect to the financial statements of C Square Educational Enterprises dba Utah Career College as of and for the years ended May 31, 2005 and 2004, in Broadview Media, Inc's July 1, 2005 United States Securities and Exchange Commission Form 8-K/A. This consent should not be regarded as in any way updating the aforementioned report or representing that we performed any procedures subsequent to the date of such report.

/s/ JERRY W. WANGSNESS & ASSOCIATES, CPA'S

September 7, 2005